Exhibit 99.1

News Release

Contact:	Investors: Cameron Hopewell - Managing Director, Investor Relations - (615) 263-3024 Financial Media: David Gutierrez, Dresner Corporate Services - (312) 780-7204

CORECIVIC REPORTS SECOND QUARTER 2023 FINANCIAL RESULTS

REDUCES TOTAL DEBT BY $34.1 MILLION

INCREASES 2023 FULL YEAR GUIDANCE

BRENTWOOD, Tenn. – August 7, 2023 – CoreCivic, Inc. (NYSE: CXW) (the Company) announced today its financial results for the second quarter of 2023.

Damon T. Hininger, CoreCivic’s President and Chief Executive Officer, said, “Our second quarter financial results were better than our forecast and we are increasing our financial outlook for the year. We are increasing our financial outlook despite the challenging labor market, above average inflation and a higher interest rate environment. During the second quarter, we continued to execute on our long-term capital allocation strategy of reducing debt by repurchasing $21.0 million of our 8.25% Senior Notes that are scheduled to mature on April 15, 2026, through open market purchases.”

Hininger continued, “The post-pandemic environment is creating new challenges for a number of our government partners, particularly as a result of the expiration of the Public Health Emergency for COVID-19 that occurred in May, which ended the Title 42 closure of the southern border. Specifically, certain government agencies are experiencing an increase in the need for correctional and detention capacity. We believe the significant investments we have made in our workforce have positioned us well to meet these emerging needs.”

Financial Highlights – Second Quarter 2023

•	Total revenue of $463.7 million

•	CoreCivic Safety revenue of $421.7 million

•	CoreCivic Community revenue of $28.4 million

•	CoreCivic Properties revenue of $13.6 million

•	Net Income of $14.8 million

•	Diluted earnings per share of $0.13

•	Adjusted Diluted EPS of $0.12

•	Normalized Funds From Operations per diluted share of $0.33

•	Adjusted EBITDA of $72.1 million

Second Quarter 2023 Financial Results Compared With Second Quarter 2022

Net income in the second quarter of 2023 totaled $14.8 million, or $0.13 per diluted share, compared with net income in the second quarter of 2022 of $10.6 million, or $0.09 per diluted share. Adjusted for special items, adjusted net income in the second quarter of 2023 was $13.6 million, or $0.12 per diluted share (Adjusted Diluted EPS), compared with adjusted net income in the second quarter of 2022 of $16.2 million, or $0.13 per diluted share. Special items for each period are presented in detail in the calculation of Adjusted Net Income and Adjusted Diluted EPS in the Supplemental Financial Information following the financial statements presented herein.

5501 Virginia Way, Brentwood, Tennessee 37027, Phone: 615-263-3000

Second Quarter 2023 Financial Results

The special items in the prior year quarter contributed to the increase in net income per share of $0.04. The $0.01 per share decline in Adjusted Diluted EPS occurred in part due to the expiration of our contract with the Federal Bureau of Prisons (BOP) at the McRae Correctional Facility on November 30, 2022, and ongoing labor market pressures, including above average wage inflation, and higher staffing levels. Despite the expiration of the contract with the BOP at the McRae facility, a facility we sold to the state of Georgia in 2022, our renewal rate on owned and controlled facilities remains high at 94% over the previous five years. We believe our renewal rate on existing contracts remains high due to a variety of reasons including the aged and constrained supply of available beds within the U.S. correctional system, our ownership of the majority of the beds we operate, the value our government partners place in the wide range of recidivism-reducing programs we offer to those in our care, and the cost effectiveness of the services we provide.

Earnings before interest, taxes, depreciation and amortization (EBITDA) was $71.8 million in the second quarter of 2023, compared with $71.1 million in the second quarter of 2022. Adjusted EBITDA was $72.1 million in the second quarter of 2023, compared with $78.8 million in the second quarter of 2022. Adjusted EBITDA decreased from the prior year quarter primarily due to the previously mentioned labor market pressures across our facility portfolio, including above average wage inflation and higher staffing levels in anticipation of increased occupancy, and the expiration of our BOP contract at the McRae Correctional Facility in November 2022. EBITDA at the McRae Correctional Facility was $2.4 million during the second quarter of 2022.

Although labor market pressures continue to be more difficult than historical norms, we have experienced improvements in the number of applicants at many of our facilities which has allowed us to achieve higher staffing levels in the second quarter of 2023 than in the prior year quarter. We believe the investments in staffing we made during the pandemic have positioned us to manage the increased number of residents we began to experience in the second quarter of 2023. On May 11, 2023, all remaining COVID-19 related health policies expired, most notably occupancy restrictions on our facilities and Title 42, a policy that denied entry at the United States border to asylum-seekers and anyone crossing the border without proper documentation or authority in an effort to contain the spread of COVID-19. Since the end of Title 42, the number of individuals in the custody of U.S. Immigration and Customs Enforcement (ICE) has increased 43%. We have experienced a similar increase within our facilities under contract with ICE, which we believe was possible because of our investments in staffing. Since May 11, 2023, through July 31, 2023, ICE detention populations within our facilities have increased by 2,573, or 45%. Despite the difficult labor market, we have been able to reduce certain labor-related expenses, such as registry nursing, temporary wage incentives, and travel, each of which moderated during the second quarter of 2023. We believe we can further reduce these expenses as the tight labor market continues to alleviate, which we expect will take additional time.

Funds From Operations (FFO) was $39.0 million, or $0.34 per diluted share, in the second quarter of 2023, compared to $34.3 million, or $0.28 per diluted share, in the second quarter of 2022. Normalized FFO, which excludes special items, was $37.8 million, or $0.33 per diluted share, in the

Second Quarter 2023 Financial Results

second quarter of 2023, compared with $40.7 million, or $0.34 per diluted share, in the second quarter of 2022. Normalized FFO was impacted by the same factors that affected Adjusted EBITDA.

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share amounts, are measures calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles (GAAP). Please refer to the Supplemental Financial Information and the note following the financial statements herein for further discussion and reconciliations of these measures to net income, the most directly comparable GAAP measure.

Business Update

New Lease Agreement with the State of Oklahoma at the Davis Correctional Facility. On June 14, 2023, we announced that we entered into a lease agreement with the Oklahoma Department of Corrections (ODOC) for the company-owned 1,670-bed Davis Correctional Facility, which we currently report in our CoreCivic Safety segment and operate under a management contract with the ODOC. The management contract was scheduled to expire on June 30, 2023. However, effective July 1, 2023, the Company entered into a 90-day contract extension for the management contract, after which time operations of the Davis facility will transfer from CoreCivic to the ODOC in accordance with the new lease agreement. We incurred a facility net operating loss of $0.9 million and $1.5 million for the three and six months ended June 30, 2023, respectively. Annual lease revenue under the new lease agreement will be $7.5 million during the base term, which we expect will generate margins consistent with the average margin we report in our Properties segment. The new lease agreement includes a base term commencing October 1, 2023, with a scheduled expiration date of June 30, 2029, and unlimited two-year renewal options. Upon commencement of the new lease agreement, the Davis facility will be reported in our CoreCivic Properties segment.

Share Repurchases

On May 12, 2022, our Board of Directors approved a share repurchase program authorizing the Company to repurchase up to $150.0 million of our common stock. On August 2, 2022, our Board of Directors authorized an increase in our share repurchase program of up to an additional $75.0 million in shares of our common stock, or a total of up to $225.0 million. During the three and six months ended June 30, 2023, we repurchased 0.1 million and 2.6 million shares of our common stock, respectively, at an aggregate purchase price of $0.7 million and $25.6 million, respectively, and in each case excluding fees, commissions and other costs related to the repurchases. Since the share repurchase program was authorized, through June 30, 2023, we have repurchased a total of 9.2 million shares at an aggregate price of $100.1 million under this share repurchase program, excluding fees, commissions and other costs related to the repurchases.

As of June 30, 2023, we had $124.9 million remaining under the share repurchase program authorized by the Board of Directors. Additional repurchases of common stock will be made in accordance with applicable securities laws and may be made at management’s discretion within parameters set by the Board of Directors from time to time in the open market, through privately

Second Quarter 2023 Financial Results

negotiated transactions, or otherwise. The share repurchase program has no time limit and does not obligate us to purchase any particular amount of our common stock. The authorization for the share repurchase program may be terminated, suspended, increased or decreased by our Board of Directors in its discretion at any time.

Debt Repayments

During the second quarter of 2023, we reduced our total debt balance by $34.1 million, or $24.5 million, net of the change in cash, increasing out total debt repaid for the six months ended June 30, 2023, to $72.7 million, net of the change in cash. During the second quarter of 2023, we purchased $21.0 million of our 8.25% Senior Notes in open market purchases, reducing the outstanding balance of the 8.25% Senior Notes to $593.1 million. We have no debt maturities until the 8.25% Senior Notes mature in April 2026.

2023 Financial Guidance

Based on current business conditions, we are providing the following update to our financial guidance for the full year 2023:

	Guidance Full Year 2023	Prior Guidance Full Year 2023
➢ Net income	$58.4 million to $66.4 million	$51.2 million to $63.2 million
➢ Adjusted net income	$59.5 million to $67.5 million	$53.5 million to $65.5 million
➢ Diluted EPS	$0.51 to $0.58	$0.44 to $0.55
➢ Adjusted Diluted EPS	$0.52 to $0.59	$0.46 to $0.57
➢ FFO per diluted share	$1.36 to $1.44	$1.29 to $1.40
➢ Normalized FFO per diluted share	$1.37 to $1.45	$1.31 to $1.42
➢ EBITDA	$297.0 million to $303.0 million	$291.3 million to $301.3 million
➢ Adjusted EBITDA	$297.3 million to $303.3 million	$293.6 million to $303.6 million

During 2023, we expect to invest $68.0 million to $71.0 million in capital expenditures, consisting of $36.0 million to $37.0 million in maintenance capital expenditures on real estate assets, $25.0 million to $26.0 million for maintenance capital expenditures on other assets and information technology, and $7.0 million to $8.0 million for other capital investments.

Supplemental Financial Information and Investor Presentations

We have made available on our website supplemental financial information and other data for the second quarter of 2023. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Financial Information” of the Investors section. We do not undertake any obligation and disclaim any duties to update any of the information disclosed in this report.

Second Quarter 2023 Financial Results

Management may meet with investors from time to time during the third quarter of 2023. Written materials used in the investor presentations will also be available on our website beginning on or about August 28, 2023. Interested parties may access this information through our website at http://ir.corecivic.com/ under “Events & Presentations” of the Investors section.

Conference Call, Webcast and Replay Information

We will host a webcast conference call at 10:00 a.m. central time (11:00 a.m. eastern time) on Tuesday, August 8, 2023, which will be accessible through the Company’s website at www.corecivic.com under the “Events & Presentations” section of the “Investors” page. To participate via telephone and join the call live, please register in advance here https://register.vevent.com/register/BI245ce05fd4c64a6ead7845124358177d. Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique passcode.

About CoreCivic

CoreCivic is a diversified, government-solutions company with the scale and experience needed to solve tough government challenges in flexible, cost-effective ways. We provide a broad range of solutions to government partners that serve the public good through high-quality corrections and detention management, a network of residential and non-residential alternatives to incarceration to help address America’s recidivism crisis, and government real estate solutions. We are the nation’s largest owner of partnership correctional, detention and residential reentry facilities, and one of the largest prison operators in the United States. We have been a flexible and dependable partner for government for 40 years. Our employees are driven by a deep sense of service, high standards of professionalism and a responsibility to help government better the public good. Learn more at www.corecivic.com.

Forward-Looking Statements

This press release contains statements as to our beliefs and expectations of the outcome of future events that are “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from the statements made. These include, but are not limited to, the risks and uncertainties associated with: (i) changes in government policy, legislation and regulations that affect utilization of the private sector for corrections, detention, and residential reentry services, in general, or our business, in particular, including, but not limited to, the continued utilization of our correctional and detention facilities by the federal government, including as a consequence of the United States Department of Justice, or DOJ, not renewing contracts as a result of President Biden’s Executive Order on Reforming Our Incarceration System to Eliminate the Use of Privately Operated Criminal Detention Facilities, or the Private Prison EO, impacting utilization primarily by the BOP and the United States Marshals

Second Quarter 2023 Financial Results

Service, and the impact of any changes to immigration reform and sentencing laws (we do not, under longstanding policy, lobby for or against policies or legislation that would determine the basis for, or duration of, an individual’s incarceration or detention); (ii) our ability to obtain and maintain correctional, detention, and residential reentry facility management contracts because of reasons including, but not limited to, sufficient governmental appropriations, contract compliance, negative publicity and effects of inmate disturbances; (iii) changes in the privatization of the corrections and detention industry, the acceptance of our services, the timing of the opening of new facilities and the commencement of new management contracts (including the extent and pace at which new contracts are utilized), as well as our ability to utilize available beds; (iv) general economic and market conditions, including, but not limited to, the impact governmental budgets can have on our contract renewals and renegotiations, per diem rates, and occupancy; (v) fluctuations in our operating results because of, among other things, changes in occupancy levels; competition; contract renegotiations or terminations; inflation and other increases in costs of operations, including a continuing rise in labor costs; fluctuations in interest rates and risks of operations; (vi) the impact resulting from the termination of Title 42, the federal government’s policy to deny entry at the United States southern border to asylum-seekers and anyone crossing the southern border without proper documentation or authority in an effort to contain the spread of the coronavirus and related variants, or COVID-19; (vii) our ability to successfully identify and consummate future development and acquisition opportunities and realize projected returns resulting therefrom; (viii) our ability to have met and maintained qualification for taxation as a real estate investment trust, or REIT, for the years we elected REIT status; and (ix) the availability of debt and equity financing on terms that are favorable to us, or at all. Other factors that could cause operating and financial results to differ are described in the filings we make from time to time with the Securities and Exchange Commission.

We take no responsibility for updating the information contained in this press release following the date hereof to reflect events or circumstances occurring after the date hereof or the occurrence of unanticipated events or for any changes or modifications made to this press release or the information contained herein by any third-parties, including, but not limited to, any wire or internet services.

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Second Quarter 2023 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	June 30, 2023	December 31, 2022
ASSETS
Cash and cash equivalents	$41,840	$149,401
Restricted cash	13,256	12,764
Accounts receivable, net of credit loss reserve of $7,771 and $8,008, respectively	261,539	312,435
Prepaid expenses and other current assets	37,087	32,134
Assets held for sale	—	6,936

Total current assets	353,722	513,670
Real estate and related assets:
Property and equipment, net of accumulated depreciation of $1,771,005 and $1,716,283, respectively	2,141,714	2,176,098
Other real estate assets	204,850	208,181
Goodwill	4,844	4,844
Other assets	322,651	341,976

Total assets	$3,027,781	$3,244,769

LIABILITIES AND STOCKHOLDERS’ EQUITY
Accounts payable and accrued expenses	$260,395	$285,226
Current portion of long-term debt	13,243	165,525

Total current liabilities	273,638	450,751

Long-term debt, net	1,058,816	1,084,858
Deferred revenue	20,109	22,590
Non-current deferred tax liabilities	95,674	99,618
Other liabilities	140,408	154,544

Total liabilities	1,588,645	1,812,361

Commitments and contingencies

Preferred stock – $0.01 par value; 50,000 shares authorized; none issued and outstanding at June 30, 2023 and December 31, 2022, respectively	—	—
Common stock – $0.01 par value; 300,000 shares authorized; 113,605 and 114,988 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	1,136	1,150
Additional paid-in capital	1,787,207	1,807,689
Accumulated deficit	(349,207)	(376,431)

Total stockholders’ equity	1,439,136	1,432,408

Total liabilities and stockholders’ equity	$3,027,781	$3,244,769

Second Quarter 2023 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
REVENUE:
Safety	$421,743	$416,354	$839,393	$830,602
Community	28,364	25,775	54,778	49,890
Properties	13,574	14,526	27,411	29,117
Other	1	42	102	76

	463,682	456,697	921,684	909,685

EXPENSES:
Operating
Safety	335,726	324,261	664,124	645,282
Community	22,905	21,282	45,620	41,509
Properties	3,324	3,377	6,685	6,659
Other	53	80	116	179

Total operating expenses	362,008	349,000	716,545	693,629
General and administrative	32,612	31,513	65,291	62,614
Depreciation and amortization	31,615	32,259	62,657	64,287
Shareholder litigation expense	—	1,900	—	1,900

	426,235	414,672	844,493	822,430

OTHER INCOME (EXPENSE):
Interest expense, net	(18,268)	(21,668)	(37,419)	(44,588)
Expenses associated with debt repayments and refinancing transactions	(226)	(6,805)	(226)	(6,805)
Gain (loss) on sale of real estate assets, net	(25)	1,060	(25)	3,321
Other income (expense)	78	(37)	31	1,005

INCOME BEFORE INCOME TAXES	19,006	14,575	39,552	40,188
Income tax expense	(4,176)	(4,013)	(12,322)	(10,623)

NET INCOME	$14,830	$10,562	$27,230	$29,565

BASIC EARNINGS PER SHARE	$0.13	$0.09	$0.24	$0.25

DILUTED EARNINGS PER SHARE	$0.13	$0.09	$0.24	$0.24

Second Quarter 2023 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF ADJUSTED NET INCOME AND ADJUSTED DILUTED EPS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$14,830	$10,562	$27,230	$29,565

Special items:
Expenses associated with debt repayments and refinancing transactions	226	6,805	226	6,805
Income tax expense (benefit) associated with change in corporate tax structure	(1,378)	—	930	—
Loss (gain) on sale of real estate assets, net	25	(1,060)	25	(3,321)
Shareholder litigation expense	—	1,900	—	1,900
Income tax benefit for special items	(75)	(2,041)	(75)	(1,416)

Adjusted net income	$13,628	$16,166	$28,336	$33,533

Weighted average common shares outstanding – basic	113,628	120,529	113,840	120,662
Effect of dilutive securities:
Restricted stock-based awards	324	817	631	721

Weighted average shares and assumed conversions – diluted	113,952	121,346	114,471	121,383

Adjusted Diluted EPS	$0.12	$0.13	$0.25	$0.28

Second Quarter 2023 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

CALCULATION OF FUNDS FROM OPERATIONS AND NORMALIZED FUNDS FROM OPERATIONS

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$14,830	$10,562	$27,230	$29,565
Depreciation and amortization of real estate assets	24,198	24,501	48,369	48,667
Loss (gain) on sale of real estate assets, net	25	(1,060)	25	(3,321)
Income tax expense (benefit) for special items	(7)	283	(7)	908

Funds From Operations	$39,046	$34,286	$75,617	$75,819

Expenses associated with debt repayments and refinancing transactions	226	6,805	226	6,805
Income tax expense (benefit) associated with change in corporate tax structure	(1,378)	—	930	—
Shareholder litigation expense	—	1,900	—	1,900
Income tax benefit for special items	(68)	(2,324)	(68)	(2,324)

Normalized Funds From Operations	$37,826	$40,667	$76,705	$82,200

Funds From Operations Per Diluted Share	$0.34	$0.28	$0.66	$0.62

Normalized Funds From Operations Per Diluted Share	$0.33	$0.34	$0.67	$0.68

CALCULATION OF EBITDA AND ADJUSTED EBITDA

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
Net income	$14,830	$10,562	$27,230	$29,565
Interest expense	21,214	24,292	43,303	49,684
Depreciation and amortization	31,615	32,259	62,657	64,287
Income tax expense	4,176	4,013	12,322	10,623

EBITDA	$71,835	$71,126	$145,512	$154,159
Expenses associated with debt repayments and refinancing transactions	226	6,805	226	6,805
Loss (gain) on sale of real estate assets, net	25	(1,060)	25	(3,321)
Shareholder litigation expense	—	1,900	—	1,900

Adjusted EBITDA	$72,086	$78,771	$145,763	$159,543

Second Quarter 2023 Financial Results

CORECIVIC, INC. AND SUBSIDIARIES

SUPPLEMENTAL FINANCIAL INFORMATION

(UNAUDITED AND AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

GUIDANCE – CALCULATION OF ADJUSTED NET INCOME, FUNDS FROM OPERATIONS, EBITDA & ADJUSTED EBITDA

	For the Year Ending December 31, 2023
	Low End of Guidance	High End of Guidance
Net income	$58,394	$66,394
Expenses associated with debt repayments and refinancing transactions	226	226
Income tax expense associated with change in corporate tax structure	930	930
Loss on sale of real estate assets, net	25	25
Income tax benefit for special items	(75)	(75)

Adjusted net income	$59,500	$67,500

Net income	$58,394	$66,394
Depreciation and amortization of real estate assets	97,250	97,750
Loss on sale of real estate assets, net	25	25
Income tax benefit for special items	(7)	(7)

Funds From Operations	$155,662	$164,162
Expenses associated with debt repayments and refinancing transactions	226	226
Income tax expense associated with change in corporate tax structure	930	930
Income tax benefit for special items	(68)	(68)

Normalized Funds From Operations	$156,750	$165,250

Diluted EPS	$0.51	$0.58

Adjusted Diluted EPS	$0.52	$0.59

FFO per diluted share	$1.36	$1.44

Normalized FFO per diluted share	$1.37	$1.45

Net income	$58,394	$66,394
Interest expense	84,750	83,750
Depreciation and amortization	127,750	127,750
Income tax expense	26,106	25,106

EBITDA	$297,000	$303,000
Expenses associated with debt repayments and refinancing transactions	226	226
Loss on sale of real estate assets, net	25	25

Adjusted EBITDA	$297,251	$303,251

Second Quarter 2023 Financial Results

NOTE TO SUPPLEMENTAL FINANCIAL INFORMATION

Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO, and, where appropriate, their corresponding per share metrics are non-GAAP financial measures. The Company believes that these measures are important operating measures that supplement discussion and analysis of the Company’s results of operations and are used to review and assess operating performance of the Company and its properties and their management teams. The Company believes that it is useful to provide investors, lenders and securities analysts disclosures of its results of operations on the same basis that is used by management.

FFO, in particular, is a widely accepted non-GAAP supplemental measure of performance of real estate companies, grounded in the standards for FFO established by the National Association of Real Estate Investment Trusts (NAREIT). NAREIT defines FFO as net income computed in accordance with GAAP, excluding gains (or losses) from sales of property and extraordinary items, plus depreciation and amortization of real estate and impairment of depreciable real estate and after adjustments for unconsolidated partnerships and joint ventures calculated to reflect funds from operations on the same basis. As a company with extensive real estate holdings, we believe FFO and FFO per share are important supplemental measures of our operating performance and believe they are frequently used by securities analysts, investors and other interested parties in the evaluation of REITs and other real estate operating companies, many of which present FFO and FFO per share when reporting results. EBITDA, Adjusted EBITDA, and FFO are useful as supplemental measures of performance of the Company’s properties because such measures do not take into account depreciation and amortization, or with respect to EBITDA, the impact of the Company’s tax provision and financing strategies. Because the historical cost accounting convention used for real estate assets requires depreciation (except on land), this accounting presentation assumes that the value of real estate assets diminishes at a level rate over time. Because of the unique structure, design and use of the Company’s properties, management believes that assessing performance of the Company’s properties without the impact of depreciation or amortization is useful. The Company may make adjustments to FFO from time to time for certain other income and expenses that it considers non-recurring, infrequent or unusual, even though such items may require cash settlement, because such items do not reflect a necessary or ordinary component of the ongoing operations of the Company. Normalized FFO excludes the effects of such items. The Company calculates Adjusted Net Income by adding to GAAP Net Income expenses associated with the Company’s debt repayments and refinancing transactions, and certain impairments and other charges that the Company believes are unusual or non-recurring to provide an alternative measure of comparing operating performance for the periods presented.

Other companies may calculate Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO differently than the Company does, or adjust for other items, and therefore comparability may be limited. Adjusted Net Income, EBITDA, Adjusted EBITDA, FFO, and Normalized FFO and, where appropriate, their corresponding per share measures are not measures of performance under GAAP, and should not be considered as an alternative to cash flows from operating activities, a measure of liquidity or an alternative to net income as indicators of the Company’s operating performance or any other measure of performance derived in accordance with GAAP. This data should be read in conjunction with the Company’s consolidated financial statements and related notes included in its filings with the Securities and Exchange Commission.

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